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                                                                      EXHIBIT 11

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
         COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK (UNAUDITED)
================================================================================

                                                                              Dollars and Shares in Millions
                                                                                  (except per share data)
                                                                   -----------------------------------------------------
                                                                       Three Months Ended           Nine Months Ended
                                                                         September 30                September 30
                                                                   --------------------------   ------------------------
                                                                       1995          1994          1995          1994
                                                                     --------      --------      --------      --------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                       48.7          44.3           46.9          42.6
       Dilutive effect of stock options                                   .1            .6             .1            .5
                                                                       -----         -----        -------       -------
                                                                        48.8          44.9           47.0          43.1
                                                                       =====         =====        =======       =======

   Net income                                                          $20.0         $30.7        $ 121.9       $  71.4
   Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
       the ESOP                                                          3.7           6.6           16.8          21.8
                                                                       -----         -----        -------       -------

   Net income applicable                                               $16.3         $24.1        $ 105.1       $  49.6
                                                                       =====         =====        =======       =======

   Primary earnings per share of common stock                          $ .33         $ .54        $  2.24       $  1.15
                                                                       =====         =====        =======       =======


FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                       48.7          44.3           46.9          42.6
       Assumed conversion of Series A and leveraged
         Series E Preferred Stock                                        3.0           3.0            3.1           3.0
       Dilutive effect of stock options                                   .1            .6             .1            .7
                                                                       -----         -----        -------       -------
                                                                        51.8          47.9           50.1          46.3
                                                                       =====         =====        =======       =======

   Net income                                                          $20.0         $30.7        $ 121.9       $  71.4
   Dividends on antidilutive preferred stock, net of tax benefit on dividends applicable to leveraged Series E
       Preferred Stock held by the ESOP                                  1.6           4.5           10.6          15.9

   Additional ESOP funding required on conversion of leveraged
       Series E Preferred Stock, net of tax benefit                      1.9           2.1            5.6           5.9
                                                                       -----         -----        -------       -------

   Net income applicable                                               $16.5         $24.1        $ 105.7       $  49.6
                                                                       =====         =====        =======       =======

   Fully diluted earnings per share of common stock                    $ .32         $ .50        $  2.11       $  1.07
                                                                       =====         =====        =======       =======



NOTE: Series G Preferred Stock was converted to common stock as the result of a redemption call in May 1994.

        In the three-month and nine-month periods ended September 30, 1995, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive. In the three-month period ended September 30, 1995, the assumed conversion of Series A Preferred Stock was antidilutive. In the three-month and nine-month periods ended September 30, 1994, the assumed conversions of Series A, non-leveraged Series E, and Series G Preferred Stock were antidilutive.